Exhibit 99.1

FOR IMMEDIATE RELEASE	APRIL 27, 2016

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Daniel J. Schreiber, CEO

(858) 509-8800

dan@redhawkholdingscorp.com

Thomas J. Concannon, COO

(908) 625-7811

tom.concannon@redhawkholdingscorp.com

G. Darcy Klug, CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK ANNOUNCES BOARD CHANGES

Youngsville, Louisiana – RedHawk Holdings Corp. (OTC: IDNG) (“RedHawk” or the “Company”) announced today that on April 20, 2016, certain shareholders of RedHawk Holdings Corp. (the “Company”) holding 54.9% of the outstanding voting shares of the common stock of the Company approved the removal of Daniel J. Schreiber, John T. Milito and David Kleinhandler from the board of directors of the Company (the “Board”), effective immediately.

On April 22, 2016, same shareholders approved the election of G. Darcy Klug, Phillip Harris IV, Andre F. Toce Sr. and Robert H. Rhyne, Jr. as members of its Board to fill the vacancies created by the departure of Messrs. Schreiber, Milito and Kleinhandler, effective immediately. Mr. Klug has been elected the Chairman of the Board. The Company believes that these changes to the composition of the Board better align the extensive work experience of its Board members with the future direction of the Company’s business activities.

Mr. Schreiber will remain as the Chief Executive Officer of the Company at this time.

Mr. Klug beneficially owns 54.9% of the outstanding voting shares of the common stock of the Company. He is currently the Company’s Chief Financial Officer and has held that position since February 27, 2015. Additionally, the Company currently has a $100,000 Commercial Line of Credit with Beechwood Properties, LLC, which is an entity owned and controlled by Mr. Klug.

Mr. Harris is a retired executive from United Parcel Service (“UPS”). Mr. Harris attended Wake Forest University and is a 1976 accounting graduate from the University of North Carolina – Greensboro. He is a veteran and while in the military he was assigned to the United States Navy’s “Fast Attack” submarine naval forces. He joined UPS in 1975 and held various positions with UPS. At the time of his retirement in 2000, he was UPS’ Vice President of Corporate Compliance. There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with the election of Mr. Harris as a director.

Messrs. Toce and Rhyne joined the Company in April 2016 when they purchased $300,000 of the 5% Convertible Promissory Notes issued by the Company pursuant to that certain Securities Purchase Agreement, effective as of March 15, 2016, with an option to increase their purchase amount up to $500,000.

Mr. Toce has been a trial attorney since 1987 and is the owner and Senior Attorney at The Toce Law Firm, which represents oilfield service companies, independent oil and gas producers, mineral rights owners, royalty owners and landowners. He is also the President and Founder of the Andre F. Toce Sr. Family Foundation, which distributes money to the underprivileged in the world, including homes for battered single mothers and their children, alcohol and addiction recovery centers, and schools and orphanages in Uganda. He holds an undergraduate degree in Microbiology from Louisiana State University and received his Juris Doctorate in 1985 also from Louisiana State University.

Mr. Rhyne has been in private investments since 1987 when he co-founded Preheat, Inc. and served as its President and Chief Executive Officer until February 2006 when he joined OMNI Energy Services Corp. (“OMNI”) as a result of OMNI’s acquisition of Preheat, Inc. At OMNI, he was Vice President of Sales and Marketing and worked closely with Mr. Klug in OMNI’s acquisition and business development program. In 2008, Mr. Rhyne returned to private investments which include investments in oilfield service equipment rentals and commissary operations for various state and parish correctional facilities. Mr. Rhyne has well over 25 years of experience in the oilfield service sector with an emphasis on sales and management. His international experience includes business activities in Hong Kong and Indonesia. Mr. Rhyne is a 1977 graduate from Nicholls State University with a degree in business.

# # #

About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells WoundClot Surgical - Advanced Bleeding Control, the Disintegrator™ Insulin Needle Destruction Unit, the Carotid Artery Digital Non-Contact Thermometer and Zonis®. Its real estate leasing revenues are generated from various commercial properties under long-term lease. Additionally, RedHawk’s real estate investment unit holds limited liability company interest in various commercial restoration projects in Hawaii. The Company’s financial service revenue is from brokerage services earned in connection with debt placement services. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full body x-ray scanner.

Cautionary Statement Regarding Forward Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.